Exhibit 10.6

Execution Version

Director Nomination Agreement

This Director Nomination Agreement (this “Agreement”) is made on November 3, 2025 (the “Effective Date”), by and among Katapult Holdings, Inc., a Delaware corporation (the “Company”) and HHCF Series 21 Sub, LLC, a Delaware limited liability company (“HHCF”).

RECITALS

WHEREAS, the Company and HHCF desire to memorialize certain matters made in connection with the purchase of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, and Series B Convertible Preferred Stock, par value $0.0001, by HHCF and to permit HHCF to designate up to three persons for nomination for election to the board of directors of the Company (the “Board”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a)       Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person; provided that the Company and any Person Controlled by the Company shall not be considered to be an Affiliate of HHCF for any purpose under this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Owner” means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security, or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Board” has the meaning set forth in the Recitals.

“Bylaws” means the Second Amended and Restated Bylaws of the Company (as amended or modified from time to time.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated July 27, 2023, and as further amended or modified from time to time.

“Certificate of Designations” means the Series A Convertible Preferred Stock Certificate of Designations of the Company, as amended or restated from time to time.

“Class I Director” means a class of directors of the Board, the term of which expires at the 2028 Annual Meeting of the Company.

“Class III Director” means a class of directors of the Board, the term of which expires at the 2027 Annual Meeting of the Company.

“Company” has the meaning set forth in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934.

“HHCF” has the meaning set forth in the Preamble.

“Designated Directors” has the meaning set forth in Section 2.02(a).

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Preferred Stock Director Designation Right Condition” means the condition that HHCF beneficially owns one third (1/3) the total voting power on a fully diluted basis of the voting equity securities of the Company.

“Proceeding” has the meaning set forth in Section 4.07.

“Qualified Director” means an individual who (i) qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors (an “Independent Director”) and, (ii) unless a majority of the members of the Board who are Independent Directors provide their consent, (A) is not an employee, officer, director, general partner, manager or other agent of HHCF or of any Affiliate of HHCF, (B) is not a limited partner, member, or other investor in any HHCF or any Affiliate of HHCF (unless such investment has been disclosed to the Company), and (C) does not have any agreement, arrangement, or understanding, written or oral, with HHCF or any Affiliate of HHCF regarding such person’s service as a director of the Company.

“Securities Exchange” means the national securities exchange on which the Company’s common stock, par value $0.0001 per share, is then listed.

“Selected Courts” has the meaning set forth in Section 4.07.

“Termination Date” means the date of the expiration of the then-current term of the HHCF Designated Director (or such person’s successor designee appointed under Section 2.02(e)) with the longest term remaining that expires after the date when the Preferred Stock Director Designation Right Condition is no longer satisfied after the Effective Date.

(b)       Section 1.02 Other Definitional and Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be. References to the Preamble, Recitals, Articles and Sections shall refer to the Preamble, Recitals, Articles and Sections of this Agreement, unless otherwise specified. The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to “include,” “includes” and “including” in this Agreement shall be deemed to be followed by the words “without limitation,” whether or not so specified. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted.

Section 2. Nomination Rights.

(a)       Number of Directors. Except as required by applicable law or the listing standards of the Securities Exchange, from and after the Effective Date until the Termination Date, the Company shall not, without the prior written consent of HHCF, take any action to (i) increase the number of directors on the Board to more than five directors, (ii) alter, remove or amend the classification of the Board into three groups of directors with staggered three-year terms or (iii) amend the Bylaws to provide for a voting standard in the election of directors other than plurality voting.

(b)       Board Nominees. Subject to the terms and conditions of this Agreement, from and after the Effective Date until the Termination Date, at every meeting of the Board, or a committee thereof, at which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, HHCF shall have the right to nominate for election to the Board (the “HHCF Designated Directors”):

(i)       three nominees for so long as the Preferred Stock Director Designation Right Condition is satisfied, two of whom shall be a Class I Director and one of whom shall be a Class III director, as designated by HHCF; provided that (i) prior to the receipt of the Requisite Stockholder Approval (as defined in the Certificate of Designations), HHCF shall only have the right to nominate for election to the Board two such nominees, which nominees shall be Class I Directors (ii) two HHCF Designated Directors shall be Qualified Directors and (ii) any event that causes the Preferred Stock Director Designation Right Condition to not be satisfied shall not shorten the term of any director then serving on the Board. The initial HHCF Designated Directors as of the Effective Date are Philip Key Bartow III and Jeffrey Rubin  (who have been named as Class I Directors) and Daniel Easley (who shall be named as a Class III Director immediately following the receipt of the Requisite Stockholder Approval and in accordance with the terms and conditions of this Agreement).

(ii)       Subject to Sections 2.02(b)(i) and 2.02(c), the Company shall take all actions (to the extent such actions are permitted by applicable law) to (i) include each HHCF Designated Director in the slate of director nominees for election by the Company’s stockholders and (ii) include each HHCF Designated Director in the proxy statement prepared by the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.

(iii)       The Company’s obligations pursuant to Section 2.02(b) shall be subject to each HHCF Designated Director providing, fully and completely, (i) any information that is required to be disclosed in any filing or report under the listing standards of the Securities Exchange and applicable law, (ii) any information that is required in connection with determining the independence status of the HHCF Designated Directors under the listing standards of the Securities Exchange and applicable law, and (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected.

(iv)       If a HHCF Designated Director is not appointed, nominated or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason, (i) HHCF shall be entitled to designate another nominee and shall do so as promptly as practicable following the failure of such HHCF Designated Director to be appointed, nominated or elected to the Board and (ii) the director position for which the original HHCF Designated Director was nominated shall not be filled pending such designation.

(v)       If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a HHCF Designated Director or for any other reason, HHCF shall be entitled to designate such person’s successor (regardless of if the Preferred Stock Director Designation Right Condition is satisfied at the time of such replacement designation), and the Board shall promptly fill the vacancy with such successor, it being understood that any such successor designee shall serve the remainder of the term of the HHCF Designated Director whom such designee replaces. HHCF shall designate a successor pursuant to this Section 2.02(e) as promptly as practicable following any such vacancy.

(c)       Compensation; Reimbursement of Expenses. The Company shall reimburse each HHCF Designated Director for all reasonable and documented out-of-pocket expenses properly incurred in connection with such HHCF Designated Director’s participation in the meetings of the Board or any committee of the Board and all functions and duties as a member of the Board, including all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as the Company reimburses the other non-executive members of the Board for such expenses.

(d)       Indemnification, Exculpation and Insurance.

(i)       The Company shall maintain in effect at all times directors’ and officers’ indemnity insurance covering the HHCF Designated Directors to the same extent and on the same terms as any directors’ and officers’ indemnity insurance maintained by the Company with respect to the other non-executive members of the Board. Any directors’ and officers’ indemnity insurance shall be secondary to any insurance coverage for any of the HHCF Designated Directors maintained by HHCF.

(ii)       The Company shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any HHCF Designated Director contained in the Certificate of Incorporation or Bylaws as in effect on the Effective Date without the prior written consent of HHCF, except to the extent (i) required by applicable law or the listing standards of the Securities Exchange (and in such cases, in accordance with the Certificate of Incorporation or the Bylaws) or (ii) such amendment or alteration provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Certificate of Incorporation or Bylaws, as applicable.

(e)       Corporate Policies. Except as otherwise provided in the Certificate of Incorporation, HHCF acknowledges that each HHCF Designated Director will be subject to all applicable corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Company, each as approved by the Board from time to time to the extent such policies and guidelines are applicable to all non-executive directors. Notwithstanding the foregoing, no confidentiality policy shall preclude any HHCF Designated Director that is an employee of HHCF or its Affiliates from sharing information with HHCF; provided that HHCF maintains the confidentiality of such information and subject to such director’s observance of standard confidentiality obligations and fiduciary duties to the Company. HHCF represents, warrants and agrees that neither it nor any of its Affiliates (i) has paid or will pay any compensation to the HHCF Designated Director in connection with such person’s service on the Board or any committee thereof, or (ii) has or will have any agreement, arrangement or understanding, written or oral, with the HHCF Designated Director regarding such person’s service on the Board or any committee thereof (for the avoidance of doubt, excluding ordinary course employment agreements or arrangements with any of the HHCF or their Affiliates).

Section 3. Effectiveness and Termination.

(a)       Termination. This Agreement and all rights and obligations hereunder shall terminate upon the earlier to occur of (a) the Termination Date and (b) the delivery of written notice to the Company by HHCF terminating this Agreement.

Section 4. Miscellaneous

(a)       Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below, or sent by e-mail transmission (or such other address or contact information as shall be specified by like notice):

(i)       if to the Company, to:

Katapult Holdings, Inc.
5360 Legacy Drive, Building 2
Plano, Texas 75024
Attention: Separately Supplied
E-mail: Separately Supplied

(ii)       if to HHCF, to:

HHCF Series 21 Sub, LLC
88 West Mound Street
Columbus, Ohio 43215
Attention: Separately Supplied
Email: Separately Supplied

Notices will be deemed to have been given hereunder when personally delivered or when receipt of e-mail has been acknowledged by non-automated response, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.

(b)       Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(c)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

(d)       Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

(e)       Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

(f)       Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

(g)       Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or HHCF at their respective addresses referred to in Section 4.01 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY

COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(h)       Amendments; Waivers.

(i)       No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and HHCF, or, in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(ii)       No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(i)       Assignment

Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

KATAPULT HOLDINGS, INC.

By:	/s/ Orlando Zayas
	Name:	Orlando Zayas
	Title:	CEO

[Signature Page to Director Nomination Agreement]

HHCF SERIES 21 SUB, LLC

By:	/s/ John Detwiler
	Name:	John Detwiler
	Its:	Authorized Signatory

[Signature Page to Director Nomination Agreement]